Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this quarterly report of Stock Yards Bancorp, Inc. on Form 10-Q for the period ending September 30, 2026 (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stock Yards Bancorp, Inc. as of and for the periods presented in the Report.

Date: November 5, 2026	By:	/s/ James A. Hillebrand
James A. Hillebrand
Chairman and CEO

Date: November 5, 2026	By:	/s/ T. Clay Stinnett
T. Clay Stinnett
EVP, Treasurer and CFO
The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the report or as a separate document.
A signed original of this written statement required by section 906 has been provided to Stock Yards Bancorp, Inc. and will be retained by Stock Yards Bancorp, Inc. and furnished to the SEC or its staff upon request.